EXHIBIT 3.1

SECOND AMENDED AND RESTATED
BYLAWS
of
CBOE HOLDINGS, INC.
ARTICLE 1-OFFICES
1.1        Registered Offices. The registered office of CBOE Holdings, Inc. (the “Corporation”) in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19805‑1297. The name of the Corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “Board of Directors”).
1.2        Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
1.3        Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require, provided such books and records are kept within the United States.
ARTICLE 2-STOCKHOLDERS
2.1        Place of Meetings. All meetings of stockholders shall be held at such place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors or the Chairman of the Board (or, if there is no Chairman of the Board, the Chief Executive Officer) or, if not so designated, at the principal place of business of the Corporation in Chicago, Illinois.
2.2        Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the third Tuesday in May of each year or such other date and at such time and at such place, beginning with the year immediately following the year in which the restructuring of Chicago Board Options Exchange, Incorporated (“CBOE”) from a non-stock corporation to a stock corporation and wholly-owned subsidiary of the Corporation is consummated, within or without the State of Delaware as shall be fixed by the Board of Directors, pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office, or the Chairman of the Board (or, if there is no Chairman of the Board, the Chief Executive Officer) and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of stockholders shall be deemed to refer to such special meeting.
2.3        Special Meeting. Special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Special meetings may not be called by any other person or persons. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

2.4        Notice of Meetings.  Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given in any manner permitted by law not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder as of the record date for determining the stockholders entitled to notice of the meeting. The notices of all meetings shall state the place, if any, date and hour of the meeting and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.
2.5        Voting List.  The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii)  during ordinary business hours, at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.
2.6        Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting (after taking into account the effect of any reduction of the number of shares entitled to vote as a result of the voting limitations imposed by Article Sixth of the Corporation’s Certificate of Incorporation, if any), present in person or represented by proxy, shall constitute a quorum for the transaction of business.
2.7        Adjournments.  Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the holders of a majority in voting power of the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or by any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date for stockholders entitled to vote at the adjourned meeting is fixed by the Board of Directors. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.
2.8        Voting. Except as otherwise provided by the General Corporation Law of the State of Delaware (“DGCL”), the Certificate of Incorporation or these Bylaws, each stockholder shall have one vote for each share of capital stock entitled to vote and held of record by such stockholder.
2.9        Proxy Representation. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in any manner permitted by law. No proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof. A proxy purporting to be authorized by or on behalf of a stockholder, if accepted by the Corporation in its discretion, shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.
2.10    Action at Meeting. When a quorum is present at any meeting, (a) a majority of the votes properly cast upon any question other than an election of directors shall decide the question, except when a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws and (b) each nominee for director shall be elected to the Board of Directors if a majority of the votes properly cast are in favor of such nominee’s election (i.e., if the number of votes properly cast “for” a nominee’s election exceeds the number of votes properly cast “against” that nominee’s election); provided, however, that, if, as of the last date by which stockholders of the Corporation may submit notice to nominate a person for election as a director pursuant to Section 2.11 of these Bylaws or pursuant to any rule or regulation of the Securities and Exchange Commission, the number of nominees for director exceeds the number of directors to be elected at any such meeting (a “Contested Election”), a plurality of the votes properly cast for the election of directors shall be sufficient to elect directors. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.
2.11    Nomination of Directors. Except with respect to the Corporation’s initial Board of Directors, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. The nomination for election to the Board of Directors at a meeting of stockholders may be made (A) by the Board of Directors, any committee thereof or (B) by any stockholder (i) who is a stockholder of record on the date of the notice given pursuant to this Section 2.11 and on the record date for the determination of stockholders entitled to vote at the Corporation’s annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.11. Such nominations, other than those made by or on behalf of the Board of Directors or any committee thereof, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that for purposes of the first annual meeting following the adoption of these Bylaws, the date of the immediately preceding annual meeting shall be deemed to be May 8th of the year prior thereto, unless another date is otherwise publicly announced by the Board of Directors; provided further that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then such nomination shall have been delivered to or mailed and received by the Secretary not later than the close of business on the 10th day following the date on which public announcement of the annual meeting date was made. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the number of shares of stock of the Corporation which are owned beneficially and the number of shares of stock of the Corporation which are held of record by such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Act”), including such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected ; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including any nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of capital stock of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such nomination.
The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and, if he or she should so determine, he or she shall so declare to the meeting, and the defective nomination shall be disregarded.
2.12    Notice of Business at Annual Meetings.  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any committee thereof), or (c) otherwise properly brought before an annual meeting by a stockholder (i) who is a stockholder of record on the date of the giving of notice provided for in this Section 2.12 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting, and (ii) who complies with the notice procedures set forth in this Section 2.12. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the Corporation, the procedures in Section 2.11 must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed to the Secretary and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that for purposes of the first annual meeting following the adoption of these Bylaws, the date of the immediately preceding annual meeting shall be deemed to be May 8th of the year prior thereto, unless another date is otherwise publicly announced by the Board of Directors; provided further that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the date on which public announcement of the annual meeting date was made. To be in proper written form, a stockholder’s notice to the Secretary shall set forth (a) as to any business (other than nominations for the election of directors) that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of capital stock of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in Section 2.11 or this Section 2.12, except that any stockholder proposal which complies with Rule 14a‑8 of the proxy rules, or any successor provision, promulgated under the Act, and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 2.12. Notwithstanding the foregoing provisions of this Section 2.12 or Section 2.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination may be disregarded and such proposed business need not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.12 and Section 2.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

For purposes of Section 2.11 and Section 2.12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Act. Notwithstanding the foregoing provisions in Section 2.11 or Section 2.12, a stockholder shall also comply with all applicable requirements of the Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11 and Section 2.12. Nothing in either Section 2.11 or Section 2.12 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
The chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2.12, and, if he or she should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.
2.13    Action without Meeting. Stockholders may not take any action by written consent in lieu of a meeting.
2.14    Organization. The Chairman of the Board, or in the Chairman of the Board’s absence, the Chief Executive Officer or President, shall call meetings of the stockholders to order and act as chairman of such meeting; provided, however, that the Board of Directors may appoint any stockholder to act as chairman of any meeting in the absence of the Chairman of the Board. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders; provided, however, that in the absence of the Secretary at any meeting of the stockholders, the chairman of such meeting may appoint any person to act as secretary of the meeting.
2.15    Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
2.16    Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
ARTICLE 3-DIRECTORS
3.1        General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.
3.2        Number; Election; Qualification and Term of Office. The Board of Directors of the Corporation shall consist of not less than 11 and not more than 23 directors, the exact number to be fixed by the Board of Directors from time to time pursuant to resolution adopted by the Board.
Directors shall be elected annually and shall hold office until the next annual meeting and until such time as their successors are elected or appointed and qualified, except in the event of earlier death, resignation or removal.
3.3        Independent Directors. At all times no less than two-thirds of the members of the Board of Directors shall satisfy the independence requirements adopted by the Board of Directors for directors of the Corporation, as may be modified and amended by the Board of Directors from time to time, and which shall satisfy the independence requirements contained in the listing standards of either the New York Stock Exchange or The NASDAQ Stock Market.
3.4        Resignations. A director may resign at any time by giving written notice of his resignation to the Chairman of the Board or the Secretary, and such resignation will be effective when delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.
3.5        Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an increase in the number of the directors, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall hold office until the next annual meeting of stockholders, subject to the election and qualification of his successor and to his earlier death, resignation or removal.
3.6        Chairman of the Board. The Board of Directors shall appoint one of the directors to serve as Chairman of the Board. Except as provided for in Section 3.7 hereof, the Chairman of the Board shall be the presiding officer at all meetings of the Board of Directors and stockholders and shall exercise such other powers and perform such other duties as are delegated to the Chairman of the Board by the Board of Directors.
3.7        Lead Director. The Board of Directors may appoint one of the independent directors to serve as the Lead Director. The Lead Director shall perform such duties and possess such powers as the Board of Directors may from time to time prescribe. The Lead Director, if appointed, shall be authorized to preside at meetings of the non-management directors and at meetings of the independent directors of the Board of Directors.
3.8        Acting Chairman and Vacancy in Chairman of the Board Position. (a) In the absence or inability to act of the Chairman of the Board, the Board may designate an Acting Chairman of the Board. The Acting Chairman of the Board, in the absence or inability to act of the Chairman, shall be presiding officer at all meetings of the Board of Directors and shall exercise such other powers and perform such other duties as are delegated to the Acting Chairman by the Board of Directors. The Acting Chairman of the Board may be, but need not be, the same person as the Lead Director.
(b) If a vacancy occurs in the office of Chairman, the Board may fill such vacancy by the affirmative vote of at least a majority of the directors then in office.
3.9        Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and at such place as shall be determined by the Chairman of the Board with notice of such determination provided to the full the Board of Directors.
3.10     Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Secretary upon the written request of any four directors. The Secretary shall give at least 24 hours notice of such meeting to each director, either in person, by mail, messenger, overnight courier, facsimile machine, electronic mail or telephone. Every such notice shall state the time and place of the meeting which shall be fixed by the person calling the meeting, but need not state the purpose thereof except as otherwise required by statute.
3.11    Participation in Meetings. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board of Directors or any members of any committee of the Board of Directors designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.
3.12    Action at Meeting.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of the Board of Directors, a whole number of directors equal to at least a majority of the total number of directors constituting the entire Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.
3.13    Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee of the Board of Directors, as applicable.
3.14    Compensation of Directors. The directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.
ARTICLE 4-COMMITTEES
4.1        Designation of Committees. The committees of the Board of Directors shall consist of an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and such other standing and special committees as may be approved by the Board of Directors. The Corporation shall have such other committees as may be provided in these Bylaws or as may be from time to time appointed by the Board of Directors. The Board of Directors shall designate the members of these other committees and may designate a Chairman and a Vice-Chairman thereof.

4.2        The Executive Committee. The Executive Committee will include the Chairman of the Board, the Chief Executive Officer (if a director), the Lead Director, if any, and such other number of directors that the Board of Directors deems appropriate, provided that at all times the majority of the directors serving on the Executive Committee must be independent directors. Members of the Executive Committee (other than those specified in the immediately preceding sentence) shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. Members of the Executive Committee shall not be subject to removal except by the Board of Directors. The Chairman of the Board shall be the Chairman of the Executive Committee. Each member of this Committee shall be a voting member. The members of the Executive Committee shall serve for a term of one year expiring at the first regular meeting of the Board of Directors following the annual meeting of stockholders each year. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except it shall not have the power and authority of the Board of Directors to (i) approve or adopt or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by Delaware law to be submitted to stockholders for approval, including, without limitation, amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, approving a sale, lease or exchange of all or substantially all of the Corporation’s property and assets, or approval of a dissolution of the Corporation or revocation of a dissolution, or (ii) adopt, alter, amend or repeal any Bylaw of the Corporation.
4.3        The Audit Committee. The Audit Committee shall consist of at least three directors, all of whom must be independent directors and all of whom shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The exact number of Audit Committee members shall be determined from time to time by the Board of Directors. Members of the Audit Committee shall not be subject to removal except by the Board of Directors. The Chairman of the Audit Committee shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The Audit Committee shall have such duties and may exercise such authority as may be prescribed by resolution of the Board of Directors and the Audit Committee Charter as adopted by resolution of the Board of Directors.
4.4        The Compensation Committee. The Compensation Committee shall consist of at least three directors, all of whom must be independent directors and all of whom shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The exact number of Compensation Committee members shall be determined from time to time by the Board of Directors. Members of the Compensation Committee shall not be subject to removal except by the Board of Directors. The Chairman of the Compensation Committee shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The Compensation Committee shall have such duties and may exercise such authority as may be prescribed by resolution of the Board of Directors and the Compensation Committee Charter as adopted by resolution of the Board of Directors.
4.5        The Nominating and Governance Committee. The Nominating and Governance Committee shall consist of at least five directors, all of whom must be independent directors and all of whom shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The exact number of Nominating and Governance Committee members shall be determined from time to time by the Board of Directors. Members of the Nominating and Governance Committee shall not be subject to removal except by the Board of Directors. The Chairman of the Nominating and Governance Committee shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The Nominating and Governance Committee shall have such duties and may exercise such authority as may be prescribed by resolution of the Board of Directors and the Nominating and Governance Committee Charter as adopted by resolution of the Board of Directors.

4.6        Other. All other committees shall have such duties and may exercise such authority as may be prescribed for them by the Board of Directors.
4.7        Conduct of Proceedings.  Unless otherwise provided in the Certificate of Incorporation, these Bylaws, the charter of the committee or by the Board of Directors by resolution, each committee may determine the manner in which committee proceedings shall be conducted. In the absence of any such established procedures, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 3 of these Bylaws. Committees shall keep minutes of their meetings and periodically report their proceedings to the Board of Directors and appropriate committees of the Board of Directors to the extent requested by the Board of Directors or Board committee.
ARTICLE 5-OFFICERS
5.1        Number and Election. The officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer, and such other officers as the Board of Directors may determine, including an Assistant Secretary or Assistant Treasurer. The Chief Executive Officer shall be appointed by an affirmative vote of the majority of the Board of Directors, and may, but need not be the Chairman of the Board. Such affirmative vote may also prescribe his duties not inconsistent with these Bylaws and may prescribe a tenure of office.
Two or more offices may be held by the same person, except the Chief Executive Officer may not also be the Secretary or Assistant Secretary and the President may not also be the Secretary or Assistant Secretary.
5.2        Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. The Chief Executive Officer shall be the official representative of the Corporation in all public matters. The Chief Executive Officer shall perform such other duties and possess such other powers as the Board of Directors may from time to time prescribe and that are incident to the office of Chief Executive Officer. The Chief Executive Officer shall not engage in any other business during his incumbency except with approval of the Board of Directors, and by his acceptance of the office of Chief Executive Officer he shall be deemed to have agreed to uphold these Bylaws.
5.3        President. The President shall be the chief operating officer of the Corporation and shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer, the President shall perform the officer duties of the Chief Executive Officer and, when so performing, shall have all the powers of and be subject to all the restrictions upon the office of Chief Executive Officer.
5.4        Chief Financial Officer. The Chief Financial Officer shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chief Executive Officer or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation.

5.5        Vice Presidents. Vice Presidents shall perform the duties prescribed by the Board of Directors, the Chief Executive Officer or President.
5.6        Secretary. The Secretary shall attend all meetings of stockholders and of the Board of Directors; the Secretary shall keep official records of meetings of stockholders at which action is taken and of meetings of the Board of Directors; the Secretary shall, in person or by representative, perform like services for the standing and special committees when required; the Secretary shall give notice of meetings of stockholders and of special meetings of the Board of Directors in accordance with the provisions of these Bylaws or as required by statute; the Secretary shall be custodian of the books, records, and corporate seal of the Corporation and attest, upon behalf of the Corporation, all contracts and other documents requiring authentication; the Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or President.
5.7        Treasurer. The Treasurer shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Chief Financial Officer may from time to time prescribe.
5.8        Qualification and Tenure. No officer need be a stockholder of the Corporation. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him or her, or until his earlier death, resignation or removal.
5.9        Resignation. Any officer may resign by delivering such officer’s written resignation to the Corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
5.10    Removals. Any officer appointed by the Board of Directors may be removed at any time by the Board of Directors, the Chief Executive Officer or the President; provided that the Chief Executive Officer can only be removed by the Board of Directors. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed.
5.11    Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, President, Secretary and Treasurer. Any vacancies occurring in any office of the Corporation at any time also may be filled by an officer authorized by the Board of Directors to appoint a person to hold such office. Each such successor, however appointed, shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal.
5.12    Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors unless otherwise delegated to the Compensation Committee of the Board of Directors or to members of senior management. No officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.
ARTICLE 6-CAPITAL STOCK
6.1        Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

6.2        Certificates of Stock. (a) The shares of stock in the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to any such shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. If shares of stock in the Corporation are certificated, any signature on such certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
(b)    Certificates representing shares of stock of the Corporation may bear such legends regarding restrictions on transfer or other matters as any officer or officers of the Corporation may determine to be appropriate and lawful. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate, if such shares are represented by certificates, which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise required by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
6.3        Transfers.  The shares of stock of the Corporation represented by certificates shall be transferable only upon the Corporation's books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates or uncertificated shares shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. Uncertificated shares of stock of the Corporation shall be transferable only upon the Corporation's books by the holders thereof in person or by their duly authorized attorneys and legal representatives upon receipt by the Corporation or its transfer agent of proper transfer instructions from the registered owner of such uncertificated shares or such holder's duly authorized attorneys and legal representatives, and upon receipt of proper transfer instructions such uncertificated shares shall be canceled, new uncertificated shares or certificates representing shares shall be issued to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.
6.4        Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate, certificates or uncertificated shares of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Corporation may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Corporation may require for the protection of the Corporation or any transfer agent or registrar.
6.5        Fixing Date for Determination of Stockholders of Record.
(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining stockholders entitled to vote at such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.6        Dividends. Subject to limitations contained in the DGCL, the Certificate of Incorporation and these Bylaws, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.
ARTICLE 7-RESERVED
ARTICLE 8-NOTICES
8.1        Notices. Except as provided in Section 8.2 and to the extent permitted by law, any notice required to be given by these Bylaws or otherwise shall be deemed to have been given:
(a)    in person upon delivery of the notice in person to the person to whom such notice is addressed;
(b)    by mail upon deposit of the notice in the United States mail, enclosed in a postage prepaid envelope;
(c)    by messenger or overnight courier service upon provision of the notice to the messenger or courier service, provided that the delivery method does not require payment of the messenger or courier service fee to deliver the notice by the person to whom the notice is addressed;

(d)    by facsimile machine upon acknowledgment by the facsimile machine used to transmit the notice of the successful transmission of the notice;
(e)    by electronic mail upon electronic transmission of the notice; and
(f)    by telephone when received.
Any such notice must be addressed to its intended recipient at the intended recipient’s address (including the intended recipient’s business or residence address, facsimile number, electronic address, or telephone number, as applicable) as it appears on the books and records of the Corporation, or if no address appears on such books and records, then at such address as shall be otherwise known to the Secretary. In the event that a notice is not provided in conformity with the provisions of this Section 8.1, the notice will be deemed to have been given to its intended recipient upon any receipt of the notice by its intended recipient.
8.2        Electronic Notice. Whenever any notice whatsoever is required to be given in writing to any stockholder by law, by the Certificate of Incorporation or by these Bylaws, such notice may be given by a form of electronic transmission if the stockholder to whom such notice is given has previously consented to the receipt of notice by electronic transmission.
8.3        Waiver of Notice. Whenever notice is required to be given under the provisions of any statute, the Certificate of Incorporation, these Bylaws, or otherwise, a waiver thereof, given by the person entitled to notice, or his proxy in the case of a stockholder, whether before or after the time stated therein shall be deemed equivalent to notice. Except as may be otherwise specifically provided by statute, any waiver by mail, messenger, overnight courier, facsimile machine, or electronic mail, bearing the name of the person entitled to notice shall be deemed a waiver duly given. Attendance of a person at a meeting, including attendance by proxy in the case of a stockholder, shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business the meeting is not lawfully called or convened. Except as required by statute or the Certificate of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or any committee need be specified in any waiver of notice.
ARTICLE 9-GENERAL PROVISIONS
9.1        Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation ends on the close of business on December 31 of each year.
9.2        Corporate Seal. The corporate seal, if any, shall be in such form as shall be approved by the Board of Directors or an officer of the Corporation.
9.3        Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, Chief Financial Officer or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.
9.4        Evidence of Authority. A certificate by the Secretary, or Assistant Secretary, as to any action taken by the stockholders, Board of Directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.
9.5        Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended, altered or restated and in effect from time to time.

9.6        Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, limited liability company, partnership, association or other organization in which one or more of the directors or officers are directors, managers or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director, manager or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:
(1)    The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;
(2)    The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(3)    The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee at which the contract or transaction is authorized.
9.7        Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.
9.8        Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
9.9        Contracts. In addition to the powers otherwise granted to officers pursuant to Article 5 hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
9.10    Loans. The Corporation may, to the extent permitted by applicable law, lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section 9.10 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.
9.11    Records. The Certificate of Incorporation, Bylaws and the proceedings of all meetings of the stockholders, the Board of Directors, the Executive Committee and any other committee of the Board of Directors shall be recorded in appropriate minute books provided for this purpose or in any other information storage device (whether in paper or electronic form), provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any such records so kept upon the request of any person entitled to inspect the same.
9.12    Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

9.13    Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE 10-AMENDMENTS
10.1    Amendment. These Bylaws may be amended, altered or repealed, and new Bylaws may be adopted at any time, by the Board of Directors. Stockholders of the Corporation may alter, amend or repeal any Bylaw; provided that notice of the proposed change was given in the notice of the stockholders meeting at which such action is to be taken and, provided, further, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or the Certificate of Incorporation, the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, alter, amend or repeal any provision of these Bylaws.
10.2    Submission to Boards of any Regulated Securities Exchange Subsidiary. Notwithstanding Section 10.1, for so long as the Corporation shall control, directly or indirectly, any national securities exchange, including, but not limited to, CBOE (a “Regulated Securities Exchange Subsidiary”), before any amendment, alteration or repeal of any provision of these Bylaws shall be effective, such amendment, alteration or repeal shall be submitted to the board of directors of each Regulated Securities Exchange Subsidiary, and if such amendment, alteration or repeal must be filed with or filed with and approved by the Securities and Exchange Commission, then such amendment, alteration or repeal shall not become effective until filed with or filed with and approved by the Securities and Exchange Commission, as the case may be.